                                                                      Exhibit 12


                                 Shea & Gardner
                         1800 Massachusetts Avenue, N.W.
                              Washington, DC 20036

                            Telephone: (202) 828-2000
                            Facsimile: (202) 828-2195





                                February 20, 2001



American Odyssey Funds, Inc.
Two Tower Center
East Brunswick, NJ  08816



Ladies and Gentlemen:

         American Odyssey Funds, Inc. ("AOF"), on behalf of the American Odyssey Intermediate-Term Bond Fund ("Acquired Fund") and American Odyssey Long-Term Bond Fund ("Acquiring Fund"), both series of AOF, has requested our opinion as to certain federal income tax consequences of a transaction ("Reorganization") in which Acquiring Fund will acquire all of the assets and assume all of the liabilities of Acquired Fund in exchange solely for shares of beneficial interest in Acquiring Fund ("Acquiring Shares") pursuant to an Agreement and Plan of Reorganization ("Agreement") expected to be entered into between Acquired Fund and Acquiring Fund as of April 26, 2001.

         In rendering this opinion, we have examined a draft of the agreement ("Draft Agreement"), the Prospectus/Proxy Statement to be filed with the Securities and Exchange Commission in connection with the Reorganization, the currently effective prospectuses and statements of additional information of AOF, and such other documents as we deem necessary. We have also relied, with your consent, on information provided by AOF officers.

         Based solely on the facts and representations set forth in the reviewed documents and the information provided by the officers of AOF, and assuming that
(i) those representations are true on the date of the Reorganization, (ii) the Reorganization is consummated in accordance with the Agreement, and (iii) the Agreement does not defer materially from the Draft Agreement, our opinion with respect to the federal income tax consequences of the Reorganization is as follows:

    1. The transfer to the Acquiring Fund of all or substantially all of the assets of the Acquired Fund in exchange solely for Acquiring Fund shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, followed by the distribution of such shares to the Acquired Fund shareholders in exchange for their shares of the Acquired

         Fund in complete liquidation of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Acquiring Fund and the Acquired Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

    2. No gain or loss will be recognized by the Acquired Fund upon the transfer of all or substantially all of its assets to the Acquiring Fund in exchange solely for Acquiring Fund shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund followed by the distribution of Acquiring Fund Shares to the shareholders of Acquired Fund and its liquidation.

    3. The basis of the assets of the Acquired Fund in the hands of the Acquiring Fund will be the same as the basis of such assets of the Acquired Fund immediately prior to the transfer.

    4. The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which such assets were held by the Acquired Fund.

    5. No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund.

    6. No gain or loss will be recognized by Acquired Fund shareholders upon the receipt of the Acquiring Fund shares solely in exchange for their shares of the Acquired Fund as part of the transaction.

    7. The basis of the Acquiring Fund shares received by Acquired Fund shareholders will be the same as the basis of the shares of the Acquired Fund exchanged therefore.

    8. The holding period of Acquiring Fund shares received by Acquired Fund Shareholders will include the holding period during which the shares of the Acquired Fund exchanged therefor were held, provided that at the time of the exchange the shares of the Acquired Fund were held as capital assets in the hands of Acquired Fund shareholders.

         The foregoing opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and regulations thereunder, case law precedent, and the Internal Revenue Service pronouncements in existence as of the date hereof. We express no opinion as to whether the Acquired Fund will recognize gain or loss in the reorganization under Section 1256 of the Code with respect to futures, forwards, or options, or income or deductions under Section 1296 of the Code with respect to its investments in passive foreign investment companies.

         We consent to the inclusion of this opinion in the Registration Statement on Form N-14 filed with the Securities and Exchange Commission and the inclusion of the name "Shea & Gardner" in the Registration Statement.


                                     Yours truly,



                                     /s/ Shea & Gardner
                                     Shea & Gardner
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                                                                      Exhibit 12


                                 Shea & Gardner
                         1800 Massachusetts Avenue, N.W.
                              Washington, DC 20036

                            Telephone: (202) 828-2000
                            Facsimile: (202) 828-2195





                                February 20, 2001



American Odyssey Funds, Inc.
Two Tower Center
East Brunswick, NJ  08816



Ladies and Gentlemen:

         American Odyssey Funds, Inc. ("AOF"), on behalf of the American Odyssey Global High-Yield Bond Fund ("Acquired Fund") and American Odyssey Long-Term Bond Fund ("Acquiring Fund"), both series of AOF, has requested our opinion as to certain federal income tax consequences of a transaction ("Reorganization") in which Acquiring Fund will acquire all of the assets and assume all of the liabilities of Acquired Fund in exchange solely for shares of beneficial interest in Acquiring Fund ("Acquiring Shares") pursuant to an Agreement and Plan of Reorganization ("Agreement") expected to be entered into between Acquired Fund and Acquiring Fund as of April 26, 2001.

         In rendering this opinion, we have examined a draft of the agreement ("Draft Agreement"), the Prospectus/Proxy Statement to be filed with the Securities and Exchange Commission in connection with the Reorganization, the currently effective prospectuses and statements of additional information of AOF, and such other documents as we deem necessary. We have also relied, with your consent, on information provided by AOF officers.

         Based solely on the facts and representations set forth in the reviewed documents and the information provided by the officers of AOF, and assuming that
(i) those representations are true on the date of the Reorganization, (ii) the Reorganization is consummated in accordance with the Agreement, and (iii) the Agreement does not defer materially from the Draft Agreement, our opinion with respect to the federal income tax consequences of the Reorganization is as follows:

    1. The transfer to the Acquiring Fund of all or substantially all of the assets of the Acquired Fund in exchange solely for Acquiring Fund shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, followed by the distribution of such shares to the Acquired Fund shareholders in exchange for their shares of the Acquired

         Fund in complete liquidation of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Acquiring Fund and the Acquired Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

    2. No gain or loss will be recognized by the Acquired Fund upon the transfer of all or substantially all of its assets to the Acquiring Fund in exchange solely for Acquiring Fund shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund followed by the distribution of Acquiring Fund Shares to the shareholders of Acquired Fund and its liquidation.

    3. The basis of the assets of the Acquired Fund in the hands of the Acquiring Fund will be the same as the basis of such assets of the Acquired Fund immediately prior to the transfer.

    4. The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which such assets were held by the Acquired Fund.

    5. No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund.

    6. No gain or loss will be recognized by Acquired Fund shareholders upon the receipt of the Acquiring Fund shares solely in exchange for their shares of the Acquired Fund as part of the transaction.

    7. The basis of the Acquiring Fund shares received by Acquired Fund shareholders will be the same as the basis of the shares of the Acquired Fund exchanged therefore.

    8. The holding period of Acquiring Fund shares received by Acquired Fund Shareholders will include the holding period during which the shares of the Acquired Fund exchanged therefor were held, provided that at the time of the exchange the shares of the Acquired Fund were held as capital assets in the hands of Acquired Fund shareholders.

         The foregoing opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and regulations thereunder, case law precedent, and the Internal Revenue Service pronouncements in existence as of the date hereof. We express no opinion as to whether the Acquired Fund will recognize gain or loss in the reorganization under Section 1256 of the Code with respect to futures, forwards, or options, or income or deductions under Section 1296 of the Code with respect to its investments in passive foreign investment companies.

         We consent to the inclusion of this opinion in the Registration Statement on Form N-14 filed with the Securities and Exchange Commission and the inclusion of the name "Shea & Gardner" in the Registration Statement.


                                     Yours truly,



                                     /s/ Shea & Gardner
                                     Shea & Gardner